Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

hopTo Inc.

Campbell, California

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement on Form S-1 (File Number 333-177073), Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (File Number 333-190681), and Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (File Number 333-19666) of our report dated March 31, 2015, relating to the consolidated financial statements of hopTo Inc., appearing in the Annual Report on Form 10-K of hopTo Inc. for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the Post-Effective Amendment No. 4 to Registration Statement on Form S-1 (File Number 333-177073), Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (File Number 333-190681), and Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (File Number 333-19666).

/s/ Macias Gini & O’Connell LLP

Macias Gini & O’Connell LLP

Walnut Creek, California

May 19, 2015